UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011 (March 18, 2011)

AMERICAN LIBERTY PETROLEUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

4900 California Ave, Tower B-210
Bakersfield, CA 93309
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:      (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 18, 2011, American Liberty Petroleum Corp. (the “Company”) executed a Termination Agreement by and among the Company, Keyser Resources, Inc., a Nevada corporation (“Keyser”), and True American Energy Corporation, a Nevada corporation (“TAEC”), the Company’s wholly-owned subsidiary, which terminated the Agreement and Plan of Merger dated as of January 24, 2011 (the “Merger Agreement”) between the Company, TAEC and Keyser. The Company reported the execution of the Merger Agreement in a Current Report on Form 8-K filed on January 27, 2011, which is incorporated by reference herein. The Merger Agreement had provided that TAEC would merge with and into Keyser, with Keyser being the surviving corporation (the “Proposed Merger”) upon the satisfaction of certain conditions precedent.  As of March 18, 2011, the conditions precedent to the Proposed Merger had not been satisfied and the Proposed Merger had not occurred.

The Merger Agreement provided that it could be terminated and the Merger abandoned at any time prior to the effective date of the Merger, whether before or after stockholder approval of the Merger Agreement, by the consent of the Board of Directors of Keyser and the Board of Directors of TAEC. Alvaro Vollmers, the sole director of each of TAEC, the Company and Keyser, has approved a resolution terminating the Merger Agreement.

The Company filed a Preliminary Information Statement on Schedule 14C on January 27, 2011, notifying the Company’s stockholders that the Merger had been approved by stockholders holding at least a majority of the issued and outstanding shares of common stock of the Company acting by written consent.   The Company has informed the SEC that it is withdrawing the Information Statement in a letter dated March 21, 2011.

Item 9.01	Exhibits.

99.1           Agreement and Plan of Merger dated January 24, 2011, by and among American Liberty Petroleum Corp., True American Energy Corporation and Keyser Resources, Inc., ), incorporated by reference to the Current Report on Form 8-K filed by the Company on January 27, 2011.

99.2           Termination Agreement dated March 18, 2011 by and among American Liberty Petroleum Corp., True American Energy Corporation and Keyser Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2011	AMERICAN LIBERTY PETROLEUM CORP.

	By:	/s/ Alvaro Vollmers
President